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                                                                    EXHIBIT 3.6

                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                    OF FRESENIUS MEDICAL CARE HOLDINGS, INC.
                        UNDER SECTION 805 OF THE BUSINESS
                               CORPORATION LAW OF
                              THE STATE OF NEW YORK

     The undersigned, being the President and the Secretary, respectively, of Fresenius Medical Care Holdings, Inc., hereby certify that:

     1. The name of the corporation is FRESENIUS MEDICAL CARE HOLDINGS, INC. (THE "CORPORATION"). The Corporation was formed under the name W. R. Grace & Co.-New York, subsequently renamed W. R. Grace & Co., then renamed Fresenius National Medical Care Holdings, Inc., and then renamed Fresenius Medical Care Holdings, Inc.

     2. The Certificate of Incorporation of the Corporation was filed with the Department of State on March 23, 1988.

     3.   This Certificate of Amendment has been duly authorized, pursuant to
          Section 803 of the Business Corporation Law of the State of New York, by a vote of at least a majority of the members of the Board of Directors of the Corporation, followed by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly called for such purpose.

     4. The Certificate of Incorporation is amended by adding Article NINTH in order to permit action to be taken by written consent of shareholders without a meeting. The Certificate of Incorporation is hereby amended by the insertion of Article NINTH to read as follows:

          NINTH: Whenever under the Business Corporation Law of the State of New York, shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent signed by holders of outstanding shares having not less then the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     IN WITNESS WHEREOF, we have signed this Certificate of Amendment on this 6th day of July, 2001, and we affirm the statements contained herein as true under penalties of perjury.

                                      FRESENIUS MEDICAL CARE HOLDINGS, INC.

                                      /s/ Ben Lipps
                                      ------------------------------------------
                                      Name:  Ben J. Lipps
                                      Title: President


                                      /s/ Ronald J. Kuerbitz
                                      ------------------------------------------
                                      Name:  Ronald J. Kuerbitz
                                      Title: Secretary